AMENDMENT NO. 19
                                     TO THE
          FOURTH AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

This Amendment No. 19 to the Fourth Amended and Restated Agreement for Wholesale Financing (this "Amendment") is made as of December 21, 1999 by and between ENTEX Information Services, Inc., a Delaware corporation ("Borrower") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS

A. Borrower and IBM Credit have entered into that certain Fourth Amended and Restated Agreement for Wholesale Financing dated as of September 15, 1995 (as amended on September 19, 1995 and as further amended, supplemented or otherwise modified from time to time, the "Agreement").

B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions of this Amendment as set forth herein.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Modification of Agreement

     A. The following provisions are incorporated into and supplement the Agreement as if fully set forth as additional terms therein. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment will control in determining the agreement between IBM Credit and Borrower.

     (a) Borrower agrees to pay IBM Credit a fee in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) which shall be due and payable on the date of execution of Amendment No. 19 to this Agreement in consideration for modifying the terms of the Agreement pursuant to Section 2 B. of Amendment No. 19 to this Agreement (the "Overadvance Fee").

     (b) Borrower may not request an Advance which, when aggregated with all other Outstanding Advances would cause the aggregate Advances that would then be outstanding to exceed the Maximum Value (as hereinafter defined) plus Fourteen Million Dollars unless the proceeds of such Advance are promptly applied to pay interest required to be paid by Borrower on February 1, 2000 to holders of Borrower's issued and outstanding 12-1/2% Senior Subordinated Notes due 2006.




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     (c) Borrower agrees it shall provide to IBM Credit the following reports and documents:

     (i) on each Business Day, the collateral status and loan status reports as required pursuant to Subsection 2(b)(viii) of the Agreement;

     (ii) on each Friday, beginning on December 17, 1999 and on each Friday thereafter until December 29, 2000, a projected cash flow statement, in detail reasonably satisfactory to IBM Credit, showing the sources and uses of cash of Borrower and its consolidated subsidiaries for the immediately following week;

     (iii) within twenty (20) Business Days after the end of each calendar month, a projected cash flow statement, in detail reasonably satisfactory to IBM Credit, showing the sources and uses of cash of Borrower and its consolidated subsidiaries beginning with the month ending November 30, 1999 and for each month thereafter to and including the month ending December 31, 2000;

     (iv) within twenty (20) Business Days after the end of each calendar month, the unaudited financial statement of Borrower as required pursuant to Subsection 2(c)(iii) of the Agreement; and

     (v) on each Friday, beginning on December 17, 1999 and on each Friday thereafter until December 29, 2000, an accounts payable report, in detail reasonably satisfactory to IBM Credit, showing the amounts and aging of Borrower's accounts payable as of such date.

         Without limiting any other term of this Agreement, the failure of Borrower to provide any of the foregoing reports or documents shall constitute an Event of Default.

B. Section 3(a) of the Agreement is hereby amended by changing the definition of Base Finance Charge contained in the second paragraph of such Section 3(a) from "the sum of LIBOR (as hereinafter defined) plus 300 basis points" to "(i) during the period from December 17, 1999, through March 31, 2000, the sum of (x) for the portion of Outstanding Advances in an aggregate amount at any one time up to an amount equal to the Minimum Value at such time, LIBOR (as hereinafter defined) plus 300 basis points, (y) for the portion of Outstanding Advances in excess thereof, but less than or equal to (when aggregated with all other Outstanding Advances) the Maximum Value at such time, LIBOR plus 550 basis points and (z) for the portion of Outstanding Advances in excess thereof, but, when aggregated with all the other Outstanding Advances, less than or equal to the Maximum Value at such time plus Twenty Million Dollars ($20,000,000.00), LIBOR plus 6.50% and (ii) during the period following March 31, 2000, the sum of LIBOR plus 3.00%".

C. Section 3(a) of the Agreement is hereby further amended by deleting the second and third sentence of the fourth paragraph thereof in their entirety and substituting, in lieu thereof, the following two sentences:





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

"From October 6, 1999 to and including the date of Amendment No. 19 to this Agreement, if the full amount of any amounts owed under this Agreement is not paid by its due date, including but not limited to any amounts due under Section 3(b) or as a result of the acceleration of obligations, then the unpaid amount thereof at any one time not to exceed Three Million Seven Hundred Eighty Thousand Dollars ($3,780,000) will bear interest from its due date until IBM Credit receives payment thereof at a per annum rate equal to LIBOR plus 4.00% and the unpaid amount thereof in excess of Three Million Seven Hundred Eighty Thousand Dollars ($3,780,000) will bear interest from its due date until IBM Credit receives payment thereof at a per annum rate equal to LIBOR plus 6.5%. Thereafter, if the full amount of any amounts owed under this Agreement is not paid by its due date, including but not limited to any amounts due under Section 3(b) or as a result of the acceleration of obligations, then the unpaid amount thereof will bear interest from its due date until IBM Credit receives payment thereof at a per annum rate equal to LIBOR plus 6.5%."

D. Section 1 of the Agreement is hereby amended by deleting the second sentence after the title "Line of Credit" of Section 1 in its entirety and substituting, in lieu thereof, the following:

"The amount of the Line of Credit shall be One Hundred Million Dollars ($100,000,000.00) on any day."

E. Section 3(c) of the Agreement is hereby amended by deleting the first paragraph and items (A) through (D) thereof in their entirety and substituting, in lieu thereof, the following:

"(c) "Value" shall mean (i) at any time from December 21, 1999 through January 23, 2000, Maximum Value plus Fourteen Million Dollars ($14,000,000), (ii) from January 24, 2000 through March 31, 2000, Maximum Value plus (subject to Section 2(A)(b) of Amendment No. 19) Twenty Million Dollars ($20,000,000) and (iii) at any time following March 31, 2000, Minimum Value. For purposes hereof, "Maximum Value" shall mean One Million Seven Hundred Twenty Five Thousand Dollars ($1,725,000) until the earlier of receipt by Borrower of the tax refund claimed on the Amended U.S. Corporation Income Tax Returns filed by Borrower for the tax years ending June 1994 and June 1995 and February 28, 2000 plus, as of the time of determination with respect to the items specified below (i) which are owned by (and in the possession or under the control of) Borrower and located in a jurisdiction in the United States in which the Uniform Commercial Code has been adopted and (ii) as to which IBM Credit has a valid, perfected first priority security interest, an amount, not to exceed Twenty Million Dollars ($20,000,000) more than the Minimum Value as of such time of determination, equal to the sum of each percentage specified opposite each such item of (x) in the case of any item of Financed Products or other inventory, the lower of the cost and fair market value (in each case, net of applicable reserves) of such Financed Products or other inventory, and (y) in the case of Eligible Receivables and Authorized Supplier Claims described below, the outstanding face amount of such Eligible Receivables and Authorized Supplier Claims.

     A. Financed Products and other inventory constituting Collateral located in the Canton, Massachusetts; Kent, Washington; Atlanta, Georgia; Rio Rancho, New Mexico; Dupont,





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

     Oregon; Santa Clara, California; Folsom, California; Sacramento, California; Chandler, Arizona; Wichita, Kansas; or Redmond, Washington warehouse:

     (i) Financed Products                                      (i) 100%

     (ii) Other inventory constituting Collateral
     in which IBM Credit has a perfected first
     priority security interest                                 (ii) 20%

     B. (i) Eligible Receivables                                (i) 88%

     (ii) Receivables that but for the fact that
     they remain unpaid more than 90 days from
     date of invoice would constitute Eligible
     Receivables                                                (ii) 50%

     C. (i) Authorized Supplier Claims                          (i) 88%

     (ii) Authorized Supplier Claims for which
     Borrower has not been paid more than 90 days
     from the date such claim was submitted by
     Borrower                                                   (ii) 50%

     (iii) Verifiable payments owed by IBM Credit
     to Borrower arising from lease agreements
     more than 90 days from date of invoice                     (iii) 75%

     D. Service parts which are neither obsolete
     nor defective                                               30%

For purposes hereof, "Minimum Value" shall mean as of the time of determination with respect to the items specified below (i) which are owned by (and in the possession or under the control of) Borrower and located in a jurisdiction in the United States in which the Uniform Commercial Code has been adopted and (ii) as to which IBM Credit has a valid, perfected first priority security interest, an amount equal to the sum of each percentage specified opposite each such item of (x) in the case of any item of Financed Products or other inventory, of the lower of the cost and fair market value (in each case, net of applicable reserves) of such Financed Products and other inventory, and (y) in the case of Eligible Receivables and Authorized Supplier Claims described below, the outstanding face amount of such Eligible Receivables and Authorized Supplier Claims.

     "A. Financed Products and other inventory constituting Collateral located in the Canton, Massachusetts; Kent, Washington; Atlanta, Georgia; Rio Rancho, New Mexico;





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

     Dupont, Oregon; Santa Clara, California; Folsom, California; Sacramento, California; Chandler, Arizona; Wichita, Kansas; or Redmond, Washington warehouse:

     (i) Financed Products                                      (i) 100%

     (ii) Other inventory constituting Collateral
     in which IBM Credit has a perfected first
     priority security interest                                 (ii) 20%

     B. Eligible Receivables                                     85%

     C. Authorized Supplier Claims                               85%

     D. Service parts which are neither obsolete
     nor defective                                               30%

     F. Section 12 of the Agreement is hereby amended by deleting paragraph (a) thereof in its entirety and substituting, in lieu thereof, the following paragraph (a):

     "(a) From April 1, 1999 to and including December 1999, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.70:1.00, from January 1, 2000 to and including March 31, 2000, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.65:1.00, from April 1, 2000 to and including September 30, 2000, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.74:1.00, and from October 1, 2000 and thereafter, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.85:1.00."

G. Section 12 of the Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and substituting, in lieu thereof, the following paragraph (b):

     "(b) From October 1, 1999 to and including December 31, 1999, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal Quarter ending December 31, 1999 to (ii) Interest Expense for the Fiscal Quarter ending December 31, 1999 to be less than (0.13:1.00); from January 1, 2000 to and including March 31, 2000, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal Quarter ending March 31, 2000 to (ii) Interest Expense for the Fiscal Quarter ending March 31, 2000 to be less than 0.05:1.00; and from April 1, 2000 to and including June 30, 2000, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal Quarter ending June 30, 2000 to (ii) Interest Expense for the Fiscal Quarter ending June 30, 2000 to be less than 1.40:1.00; and from July 1 and thereafter, Borrower shall not permit the ratio of (i) EBITDA for any Fiscal Quarter ending during such period to (ii) Interest Expense for such Fiscal Quarter ending during such period to be less than 1.80:1.00 ."

H. Section 12 of the Agreement is hereby amended by deleting paragraph (c) thereof in its entirety and substituting, in lieu thereof, the following paragraph (c):



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     "(c) Borrower shall as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1999 maintain Tangible Net Worth equal to or greater than the Tangible Net Worth Requirement for such Fiscal Quarter. For purposes of this section "Tangible Net Worth Requirement" (i) for the Fiscal Quarter ending December 31, 1999, shall mean negative Twenty Million Nine Hundred Seventy Nine Thousand Dollars (-$20,979,000), (ii) for the Fiscal Quarter ending March 31, 2000, shall mean negative Thirty Million Ninety Thousand Dollars (-$30,090,000) and (iii) for each Fiscal Quarter thereafter, shall mean the sum of the Tangible Net Worth Requirement for the previous Fiscal Quarter plus eighty percent (80%) of the Consolidated Net Income of Borrower for such previous Fiscal Quarter plus One Hundred Percent (100%) of the net proceeds received from the issuance of additional equity. If Consolidated Net Income for a Fiscal Quarter is less than Zero Dollars ($0) then for purposes of Tangible Net Worth Requirement, Consolidated Net Income shall be deemed to be Zero Dollars ($0)."

I. The Agreement is hereby modified by deleting Exhibit K in its entirety and substituting, in lieu thereof, the Exhibit K attached hereto.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the prior or simultaneous satisfaction by Borrower of the following condition:

(a) IBM Credit shall have received a personal guaranty, in form and substance satisfactory to IBM Credit, executed by Dort A. Cameron III; and

(b) IBM Credit shall have received an option purchase agreement, in form and substance satisfactory to IBM Credit, executed by Dort A. Cameron III.

Section 4. Representations and Warranties. Borrower makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 4.1 Accuracy and Completeness of Warranties and Representations. All representations made by Borrower in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Borrower in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 4.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Borrower not to be in compliance with the terms of any agreement to which Borrower is a party.

Section 4.3 Litigation. Except as has been disclosed by Borrower to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against





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Borrower, which if adversely determined, could reasonably be expected to materially adversely affect Borrower's ability to perform Borrower's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 4.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower in accordance with its terms.

Section 5. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Borrower hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrower, and is not subject to any claims, offsets or defense.

Section 6. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.


ENTEX INFORMATION SERVICES, INC.

By: ____________________________            By: _____________________________

Name: __________________________            Name: ___________________________

Title: _________________________            Title: __________________________


Accepted and Agreed:

 IBM CREDIT CORPORATION

By:___________________________

Name:  Ronald J. Bachner

Title: Manager, Commercial Financing Solutions Americas





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